UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2005

Paulson Capital Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Oregon	0-18188	93-0589534
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 SW Naito Parkway, Suite 200, Portland, Oregon		97204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	503-243-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2005, the NASD sent a letter to Paulson Investment Company, Inc.'s ("PIC’s") outside counsel indicating that the NASD Department of Enforcement had made a preliminary determination to recommend that disciplinary action be brought against PIC, and certain other PIC employees and former employees, for violations of NASD Rules of Conduct 2110, for mutual fund market-timing, and 3010, for failure to supervise the firm’s mutual fund market-timing business. The NASD also has made a similar preliminary determination with respect to PIC’s president, apparently for failure to supervise as he did not participate in any of the trades identified by the NASD as rule violations. The NASD has proposed to resolve the action with PIC in return for a payment by PIC of $341,000 in restitution and $525,000 in fines. The conduct at question relates to activities undertaken in August and September of 2003 by employees in PIC’s New York office. Paulson believes that none of the activities violated any state or federal laws or regulations. Accordingly, PIC believes it has meritorious defenses and intends to defend this matter vigorously. PIC is to file a response to the NASD’s preliminary determination on May 17, 2005. If this matter is not settled, it will proceed to a hearing before the NASD, either in 2005 or 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paulson Capital Corp.

May 11, 2005	By:	Chester L.F. Paulson

Name: Chester L.F. Paulson
Title: President